Exhibit 10.28

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Evaluation Agreement

THIS AGREEMENT is dated and effective as of the date of signature of the last party to sign the Agreement (the “Effective Date”) and is entered into between Merck Sharp & Dohme Corp., with an address at One Merck Drive, Whitehouse Station, NJ 08809-0100 (“MERCK”) and MultiVir Inc. with an address at Houston Technology Center, Suite 325, 410 Pierce Street, Houston, Texas, 77054, USA (“MULTIVIR”) and confirms the terms upon which MERCK will provide certain materials as listed in Attachment 1 (the “Technology”) and certain information related thereto solely for the purpose of enabling MULTIVIR to evaluate its interest in further business discussions with MERCK regarding commercial use of the Technology (the “Purpose”).

MERCK and MULTIVIR agree as follows:

1. Delivery. Within thirty (30) days of the Effective Date, MERCK shall arrange delivery to MULTIVIR of the Technology in a quantity specified in Attachment 1 to conduct the evaluation activities described in Attachment 2 (the “Evaluation”).

2. License Grant. MERCK hereby grants to MULTIVIR a non-exclusive, non-sublicensable license to use the Technology solely for research purposes for the Evaluation.

3. Term. The Term of the Evaluation shall commence on the Effective Date shall continue for a period of six (6) months (“the Evaluation Period”), unless earlier terminated pursuant to Paragraph 12. The Evaluation Period may be extended by mutual written agreement of the parties unless earlier terminated pursuant to Paragraph 12.

4. Mutual Benefit. Each party agrees that it is performing its obligations under this agreement in consideration for the agreement of the other party to perform such party’s obligations. Each party is solely responsible for all of its own costs and expenses associated with the Evaluation.

5. License Agreements. Not later than thirty (30) days after the expiration of the Term, unless this Agreement is otherwise extended by mutual written agreement of the parties, MULTIVIR will notify Merck as to whether MULTIVIR is interested in entering into a licensing and commercialization agreement with respect to the Technology; provided, however, that nothing in this Agreement shall obligate either party to enter into any extension of this Agreement or any additional agreement or agreements related to the Technology.

6. Ownership and Use of Evaluation Results. MULTIVIR shall provide a written report in English of the results of and data relating to the Evaluation (the “Evaluation Results”) to Merck at the end of the Term. Any and all Evaluation Results hereunder shall be the sole and exclusive property and confidential information of MERCK. MULTIVIR shall provide to MERCK copies of all documentation and data relating to the Evaluation or shall permit MERCK to inspect and copy such documentation and data. MERCK hereby grants to MULTIVIR a non-exclusive, nontransferable, royalty free license to use the Evaluation Results solely for the Purpose, and not for any other purpose.

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7. Liabilty.

(a) MERCK assumes no responsibility, nor liability, for the nature, conduct or results of any research, testing or other work performed by MULTIVIR hereunder.

(b) MULTIVIR UNDERSTANDS THAT THE TECHNOLOGY IS SUPPLIED “AS IS” AND IS PROVIDED WITHOUT WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR ANY OTHER WARRANTY, EXPRESS OR IMPLIED INCLUIDING THAT THE USE OF THE TECHNOLOGY OR EVALUATION RESULTS WILL NOT INFRINGE ANY PATENT OF OTHER PROPRIETARY RIGHT OF ANY THIRD PARTY. MERCK WILL NOT BE LIABLE TO MULTIVIR FOR ANY LOSS, CLAIM, OR DEMAND MADE BY MULTIVIR OR MADE AGAINST MULTIVIR BY ANY THIRD PARTY DUE TO USE OF THE TECHNOLOGY OR EVALUATION RESULTS. MULTIVIR ACKNOWLEDGES THAT THE TECHNOLOGY IS EXPERIMENTAL IN NATURE AND MAY HAVE UNKNOWN HAZARDOUS CHARACTERISTICS, THAT IT IS AWARE OF THE RISKS OF WORKING WITH EXPERIMENTAL MATERIALS AND THAT IT WILL STRICTLY ADHERE TO PROPER LABORATORY PROCEDURES FOR HANDLING BIOLOGICAL SUBSTANCES WITH UNKNOWN HAZARDS. THE TECHNOLOGY WILL NOT BE USED IN HUMANS.

(c) MERCK UNDERSTANDS THAT THE EVALUATION RESULTS ARE SUPPLIED WITHOUT WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR ANY OTHER WARRANTY, EXPRESS OR IMPLIED.

8. Use of Technology.

(a) MULTIVIR agrees that (i) MULTIVIR will use the Technology solely for the performance of the Evaluation and shall not use the Technology for any other purpose, and (ii) MULTIVIR shall not cause the Technology or any derivatives, analogs, modifications or components thereof to be transferred, delivered or disclosed to any Third Party without the advance written consent of Merck.

(b) MULTIVIR acknowledges that MERCK’s corporate policy requires that MERCK’s business must be conducted within the letter and spirit of the law. By signing this Agreement, MULTIVIR agrees to conduct the Evaluation contemplated herein in a manner which is consistent with both law and good business ethics. MULTIVIR shall conduct the in accordance with all applicable laws, rules and regulations, including, without limitation, all current governmental regulatory requirements and guidelines including without limitation, current NIH guidelines.

(c) MULTIVIR hereby certifies that it will not and has not employed or otherwise used in any capacity the services of any person debarred under Section 21 USC 335a in performing any services hereunder. MULTIVIR shall notify MERCK in writing immediately if any such debarment occurs or comes to its attention, and shall, with respect to any person or entity so debarred promptly remove such person or entity from performing any service, function or capacity related to the Evaluation. MERCK shall have the right, in its sole discretion, to terminate this Agreement immediately in the event of any such debarment.

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9. Inventions. It is recognized and understood that the existing and/or already conceived inventions, discoveries and technologies of MERCK and MULTIVIR are their separate property and are not affected by this Agreement. Any and all discoveries and/or inventions of MULTIVIR, whether or not patentable, resulting from MULTIVIR’s evaluation of the Technology hereunder shall be the sole and exclusive property of MERCK. MULTIVIR agrees to execute any and all documents deemed necessary or appropriate by MERCK to memorialize the transfer of ownership of all right, title and interest in such discoveries and/or inventions to MERCK (or MERCK’s affiliate, at MERCK’s direction) throughout the world.

10. Confidentiality.

(a) All information disclosed by MERCK to MULTIVIR, and the Evaluation Results disclosed by MULTIVIR to MERCK under this Agreement shall be the confidential information of MERCK, shall be maintained in secrecy by MULTIVIR, and shall only be used by MULTIVIR solely for the Purpose set forth herein. MULTIVIR will use reasonable diligence to prevent disclosure, except (i) to its personnel necessary for the, Evaluation who are bound by obligations of confidentiality and non-use at least as stringent as those set forth herein. The obligations of confidentiality hereunder shall be limited to a period of seven (7) years from the date of termination of this Agreement.

(b) MULTIVIR shall not have any obligation of confidentiality with respect to any information that (i) was already in its possession prior to receipt from MERCK or development under the Evaluation, as evidenced by competent proof; or (ii) is in the public domain at the time of its receipt from MERCK or development under the Evaluation or thereafter enters into the public domain through no fault of MULTIVIR; or (iii) is properly obtained by MULTIVIR from a third party with a valid right to disclose such information and under no confidentiality obligation to MERCK. Any and all MERCK confidential information, upon request shall be promptly returned to MERCK, except that MULTIVIR may retain one copy of such information in its confidential files, solely for record purposes.

11. Publicity/Use of Names. No disclosure of the existence of, or the terms of, this Agreement may be made by either party, and no party shall use the name, trademark, trade name or logo of the other party or its employees in any publicity, promotion, news release or disclosure relating to this Agreement or its subject matter, without the prior express written permission of the other party, except as may be required by law.

12. Termination. Either party may terminate this Agreement at any time with or without cause effective immediately upon written notice, and no further use of Technology or MERCK confidential information by MULTIVIR is permitted upon termination. Upon termination or expiration of this Agreement, MULTIVIR shall promptly return or, at MERCK’s request, destroy (and certify such destruction in writing) all remaining Technology. Paragraphs 5 through and including 16 shall survive termination or expiration of this Agreement.

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13. Notices. Any notice required or provided for by the terms of this Agreement shall be in writing, addressed in accordance with this paragraph, and shall be delivered personally or sent by certified or registered mail, return receipt requested, postage paid or by nationally-recognized express courier services providing evidence of delivery. The effective date of any notice shall be the date of first receipt by the receiving party. Notices shall be sent to the address/addressee given below or to such other address/addressee as the party to whom notice is to be given may have provided to the other party writing in accordance with this provision.

(Administrative contact)	Business Development & Licensing, MRL
Merck Sharp & Dohme Corp.
WP53B-330
770 Sumneytown Pike
West Point, PA 19486, USA
Attn.: VP, Transactions
LKR#140420

With a copy to:	Secretary of the Corporation
Merck Sharp & Dohme Corp.
P.O. Box 100, WS3A-65
One Merck Drive
Whitehouse Station, NJ 08889-0100, USA
LKR#140420

If to MULTIVIR:	Houston Technology Center, Suite 325
410 Pierce Street
Houston, TX 77002
Attention: President

14. Entire Agreement. This Agreement, together with any Attachments attached hereto and specifically referenced herein, constitutes the entire agreement between the parties with respect to the Evaluation and supersedes and replaces any and all previous arrangements and understandings, whether oral or written, between the parties with respect to the Evaluation. Any amendment or modification to this Agreement shall be of no effect unless made in a writing signed by an authorized representative of each party.

15. Governing Law. This Agreement shall be construed in accordance with the laws of the State of New Jersey and the patent laws of the United States, without reference to provisions of conflicts of laws.

16. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. Signatures for this Agreement may be provided by facsimile transmission or PDF file, which shall be deemed to be original signatures.

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IN WITNESS WHEREOF, MULTIVIR and MERCK have executed this Evaluation Agreement as of the date(s) set forth below.

MERCK SHARP & DOHME CORP.		MULTIVIR INC.

BY:	/s/ Gary Starling	BY:	/s/ Nicholas Puro

DATE:	8/21/2014	DATE:	8/8/2014

TITLE:	AVP, Biogics Discovery	TITLE:	President and COO

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ATTACHMENT 1

Technology to be provided to MULTIVIR by MERCK:

Two 1-mL vials of frozen HEK293 Master Working Cell Bank 293AB, cell concentration approximately 1 x 10e7 cells/mL

Ten 2.5-mL vials of frozen Working Virus Bank ACN53 MWVB, infectious titer approximately 3.60 x 10e9 IU/mL

Copies of sterility and mycoplasma testing results will be provided for each bank.

MULTIVIR Contact:

Dr. Sunil Chada

schada@multivir.com

832-419-3785

MULTIVIR Shipping Address for Technology delivered for Evaluation hereunder:

Dr. T. Subramanian

Saint Louis University

Institute for Molecular Virology

DRC room 651

1205 Carr Lane

St. Louis, MO 63104

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ATTACHMENT 2

Evaluation Activities: To assess the viability of SCH 58500 Ad-p53 (Reference: U.S. IND #6754), MULTIVIR shall perform the following:

Expression of SCH 58500 Ad-53:

•	Use Technology to express SCH 5800 Ad-53 for use in the Assays specified below

•	Procedural Ref for determination of viral particle concentration: P.W. Shabram et al, HUMAN GENE THERAPY 8:453-465 (March 1, 1997)

Assays:

•	Adenoviral vector titer (IU/ml)

•	Adenoviral vector particle number (vp) concentration

•	p53 protein expression: dose-response. Includes adenovirus stability testing

•	Inhibition of cell proliferation: dose-response

Appendices:

1.	Rapid adenovirus titer assay: Adeno-X rapid titer kit (BD-Bioscience-Clontech)

2.	ATCC cell line ordering information

3.	p53 pan ELISA kit ordering information and procedure instructions

4.	MTT assay kit ordering information and sample procedure instructions

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Adenovirus Rapid Titer Protocol

Purpose: To evaluate the titer (IU/ml) of SCH 58500 Ad-p53.

Reagents:

•	SCH 58500 Ad5-p53

•	Adeno-X rapid titer kit (BD-Bioscience-Clontech catalogue #K1653-1 or 632250)

Procedure: Follow manufacturer’s instructions and see attached appendices.

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Adenovirus Particle Assay

Purpose: To determine adenovirus particle number in purified virus. It cannot be used to determine particle number in unpurified or partially purified samples.

Reagents:

•	Spectrophotometer capable of ultraviolet wavelengths 260 and 280

•	Quartz cuvette

•	SDS Buffer (0.2% SDS in PBS; 0.2 µm filtered)

•	Water for injection or irrigation (WFI)

•	Appropriate tubes, micropipettes and tips

Procedure:

1.	Blank the spectrophotometer at 260 and 280 nm using PBS.

2.	Mix the virus sample (may be diluted first in PBS) in proportions as follows:

•	50 µl virus preparation

•	50 µl PBS

•	100 µl 0.2% SDS

3.	Read the OD of the diluted virus sample at 260 and 280 nm. The ratio of 260:280 readings should be close to 1.3 for purified virus.

4.	Calculate the particle number:

OD260 reading x dilution factor x 1.1 x 1012 particles = number of particles per ml of sample.

Reference:

Mittereder N. et al. Evaluation of the concentration and bioactivity of adenovirus vectors for gene therapy. J Virology 1996;70:7489-7509.

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p53 ELISA Protocol

Purpose: To detect the expression of exogenous p53 protein after transduction of a p53null human cell line by SCH 58500 Ad-p53. To evaluate the stability of SCH 58500 Ad-p53 at room temperature pre-dilution and at 37°C pre-dilution.

Reagents:

•	Titered adenovirus

•	p53null NCI-H1299 non-small cell lung cancer, human cell line (ATCC #CRL-5803)

•	p53 pan ELISA kit from Roche Diagnostics

•	6-well cell culture plates, sterile

•	Cell culture medium: DHGFi5 = Dulbecco’s Modified Eagle Medium, 0.45% glucose, 5% FBS

•	DPBS

•	0.25% trypsin-EDTA

•	Cell lysis buffer = 10 mM Tris-HCl, 10 mM NaH2PO4/NaHPO4 (pH 7.5), 130 mM NaCl, 1% Triton®-X-100, 10 mM NaPPi (sodium pyrophosphate)

•	Protease inhibitor cocktail = a mixture of 6 protease inhibitors and EDTA (Cell Signaling catalog # 5871S at http://www.cellsignal.com/product/productDetail.jsp?productId=5871

•	96-well microliter plates

Procedure:

1.	Day 1: Seed H1299 cells at a density of 5 x 10[5] cells/well into each well of 6-well plates containing DHGFi5.

2.	Incubate cell culture plates at 37°C and 5% CO2) for 24 hours, until approximately 75% cell confluency.

3.	Day 2: Incubate aliquots of the undiluted Ad vector at 37°C for 5 minutes and for 30 minutes. An undiluted aliquot of the Ad vector will be kept at room temperature before dilution.

4.	Dilute each of the adenovirus test articles pre-incubated in step 3. The adenovirus stock solution should he prepared by dilution with DHGFi5. The concentrations of the Ad stock solutions and the dose range will be determined after virus titers are available.

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5.	Carefully remove cell culture medium without detaching the adherent cells in each well.

6.	Pipette 0.5 ml of each Ad dilution or plain medium into each well Each Ad concentration should be tested in triplicate (3 wells in the culture plate). The last 3 wells should receive 0.5 ml of DHGFi5 per well to serve as a negative control.

7.	Incubate the cell culture plate at 37°C and 5% CO2 for 1 hour.

8.	Add 2 ml of DHGFi5 to each well and continue to incubate the plate at 37°C and 5% CO2 for an additional 23 hours.

9.	Carefully remove cell culture medium without detaching the adherent cells in each well. Then, rinse cells with 2 ml Versene (PBS-EDTA) or PBS.

10.	Add 0.5 ml of a 0.25% solution of trypsin-EDTA to each well. After the cells become non-adherent, add 0.5 ml of DHGFi5 per well to neutralize the trypsin.

11.	Pipette each well of cells into a centrifuge tube and centrifuge gently to pellet the cells.

12.	Remove the supernatent from each tube and gently resuspend each cell pellet in 1 ml DPBS.

13.	Centrifuge gently to pellet the cells and remove the supernatent. The cell pellets may be used immediately or stored at ≤ -60°C for up to 1 month.

14.	Lyse each cell pellet using a mixture of cell lysis buffer and protease inhibitor cocktail.

15.	Using a microfuge, centrifuge down the cell debris, then collect the supernatants into clean test tubes for analysis in the p53 pan ELISA assay kit. Follow the manufacturer’s instructions. An overview follows:

16.	The sample derived from the negative control cells is diluted 1 in 100 with the Dilution Buffer in the assay kit and an aliquot of this diluted negative control is used to prepare a p53 standard spiked negative control by the addition of 300 µl of the spiked negative control and 100 µl. of Solution 2f from the assay kit.

17.	A p53 standard curve is derived from Solutions 2a through 2f of the assay kit.

18.	The samples deriving from the test article and the adenovirus-transduced cells are diluted 1 in 1000, 1 in 2000, and 1 in 4000 with the Dilution Buffer.

19.	A 100 µl aliquot of all samples, controls and standards are loaded in triplicate into wells of a 96-well microtiter plate and 100 µl of the Incubation Buffer (Solution 7 of the assay kit) is added to each well. The plate is covered and incubated at room temperature for 2 hours on an orbital shaker.

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20.	After this 2 hour period, the Incubation Buffer is removed and the wells washed 5 times with 300 µl of Wash Buffer (Solution 4 of the test kit).

21.	After this, 200 µl of the Substrate Solution (Solution 5 of the test kit) is added to each well and the plate is covered and incubated at room temperature on an orbital shaker for between 10 and 20 minutes.

22.	After this period, 50 µl of the Stop Solution (Solution 6 of the test kit) is added to each well and mixed by pipetting.

23.	The intensity of color formed from the Substrate Solution is proportional to the amount of p53 protein present and is determined by a plate reader. The level of p53 protein produced by the cells is read directly off the standard curve.

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Cell Proliferation Assay

Purpose: To determine the dose-response effects of SCH 58500 Ad-p53 on cell proliferation in vitro.

Reagents:

•	Titered adenovirus

•	4 cells lines: MDA-MB-231 breast cancer cell line, human (ATCC #HTB-26); DLD-1 colorectal carcinoma cell line, human (ATCC #CCL-221); DU-145 prostate cancer cell line, human (ATCC #HTB-81); SW-480 colorectal carcinoma cell line, human (ATCC #CCL-228)

•	Cell culture medium = DMEM with 10% FCS at 37 and 5% CO2

•	96-well cell culture plate, sterile

•	MTT assay kit (any vendor)

Procedure:

1.	Day 0: Plate cells at a density of 1.5 x 10[4] cells/well on a 96-well culture plate. Culture for 4-5 hours at 37°C and 5% CO2,

2.	Dilute adenovirus for a stock solution that can used to generate a dose-response curve: Final Ad in each well at an MOI (IU/cell) of 0, 10, 20, 40, 60.

3.	Add adenovirus vector or vehicle to each well in triplicate and continue to culture at 37°C and 5% CO2 for a total of 3 days (Day 3).

4.	Measure cell proliferation using the MTT assay according to the manufacturer’s instructions. Briefly, add 25 µl of 5 mg/ml MTT vital dye to each well and continue incubation was for 3-4 hours at 37°C and 5% CO2. Then add 100 µl of 10% SDS detergent to each well and incubate overnight. Quantitate the fluorescence in each well using a microtiter plate reader.

SCH 58500 References:

•	Gurnani M, Lipari P, Dell J, Shi B, Nielsen LL. Adenovirus-mediated p53 gene therapy has greater efficacy when combined with chemotherapy against human head and neck, ovarian, prostate, and breast cancer. Cancer Chemother Pharmacol 1999;44:143-151.

•	Nielsen LL, Lipari P, Dell J, Gurnani M, Hajian G. Adenovirus-mediated p53 gene therapy and paclitaxel have synergistic efficacy in models of human head and neck, ovarian, prostate, and breast cancer. Clin Cancer Res 1998;4:835-846.